SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 18, 2010

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

7.75% Senior Subordinated Notes due 2020

On May 18, 2010, Omnicare, Inc. (the “Company”) issued $400 million principal aggregate amount of 7.75% Senior Subordinated Notes due 2020 (the “Notes”) pursuant to the Sixth Supplemental (the “Sixth Supplemental Indenture”), dated as of May 18, 2010, by and among the Company, the guarantors named therein and U.S. Bank National Association (as successor to SunTrust Bank), as Trustee (the “Trustee”) to the Indenture, dated as of June 13, 2003, between the Company and the Trustee (the “Base Indenture”). A copy of the Sixth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes are guaranteed on an unsecured senior subordinated basis by certain of the Company’s existing and future direct and indirect domestic subsidiaries. The Notes and the guarantees are general senior subordinated obligations ranking equally to the Company’s other senior subordinated indebtedness and subordinated to the Company’s and the guarantors’ senior debt. The Notes will pay interest semi-annually at a rate of 7.75% per annum and will mature on June 1, 2020. The Company may redeem all or part of the 2020 Notes on or after June 1, 2015 at specified redemption prices. Prior to such date the Company may redeem all, but not part, of the Notes by paying a make-whole premium. In addition, prior to June 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes from the proceeds of certain equity offerings. The Sixth Supplemental Indenture limits the Company’s ability to, among other things, incur indebtedness, pay dividends or make other restricted payments and investments, sell assets, create liens, merge with other entities, enter into affiliate transactions or encumber the Company’s subsidiaries’ ability to make certain distributions. If the Company experiences certain change of control events, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of repurchase. Under certain conditions following certain asset sales, the Company will be required to offer to repurchase the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

A copy of the Sixth Supplemental Indenture is attached as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Sixth Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Sixth Supplemental Indenture.

Revolving Credit Facility

On May 18, 2010, the Company entered into a $400 million senior secured revolving credit facility (the “Revolving Credit Facility”) by and among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as Syndication Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as a Co-Documentation Agent, Citibank, N.A., as a Co-Documentation Agent, and SunTrust Bank, as the Administrative Agent for the lenders. The Revolving Credit Facility is guaranteed by the Company’s subsidiaries, subject to certain exceptions, and secured by substantially all of the Company’s and the guarantors’ accounts receivable. The Revolving Credit Facility will mature on May 18, 2015.

The Revolving Credit Facility includes letter of credit and swingline sublimits and is available up to the lesser of $400 million and a borrowing base of 50% of the Company’s accounts receivable, subject to certain eligibility criteria. There are approximately $3.1 million letters of credit currently outstanding which will be deemed to be letters of credit issued under the Revolving Credit Facility.

The interest rate applicable to the Revolving Credit Facility will be, at the Company’s option, a floating base rate, plus an applicable margin, or the London interbank offered rate or LIBOR, plus an applicable margin. Initially, the applicable margins will be set at 2.00% with respect to floating base rate loans and 3.00% with respect to LIBOR loans. The applicable margins for the Revolving Credit Facility may increase or decrease based on the Company’s consolidated total leverage ratio as specified in the Revolving Credit Facility.

The Revolving Credit Facility contains covenants requiring maintenance of a fixed charge coverage ratio and leverage ratio, and certain covenants that restrict, among other things, the Company’s ability to incur debt; incur liens; merge or consolidate with other companies; sell assets; make certain investments; pay dividends or distributions to the Company’s stockholders; and enter into transactions with affiliates. Events of default under the Revolving Credit Facility include the Company’s failure to pay principal or interest when due; breach of any representation or warranty; covenant defaults; impairment of loan documentation, any guarantees or security documents; and cross-defaults to certain other indebtedness.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 18, 2010, in connection with entering into the Revolving Credit Facility, the Company’s existing credit agreement, dated as of July 28, 2005, by and among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as a Joint Syndication Agent, Lehman Brothers Inc., as a Joint Syndication Agent, CIBC World Markets Corp., as a Co-Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a Co-Documentation Agent, Wachovia Capital Markets, LLC, as a Co-Documentation Agent, and SunTrust Bank, as the Administrative Agent (the “2005 Credit Facility”), was terminated. All amounts outstanding under the 2005 Credit Facility were paid off on May 18, 2010. The 2005 Credit Facility was scheduled to mature on July 28, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8–K is incorporated by reference into this Item 2.03 of this Current Report on Form 8–K.

Item 3.03.	Material Modification to Rights of Security Holders

On May 18, 2010, the Company announced that it had received, pursuant to its previously announced cash tender offer for any and all of its outstanding 6.75% Senior Subordinated Notes Due 2013 (the “2013 Notes”) and related consent solicitation, the requisite consents to adopt proposed amendments to the Indenture (as defined below) under which the 2013 Notes were issued. The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated May 3, 2010, as amended or supplemented, and a related Letter of Transmittal and Consent.

In conjunction with receiving the requisite consents, on May 18, 2010, the Company entered into the Second Supplement (the “Second Supplement”) between the Company and the Trustee, to the Fourth Supplemental Indenture, dated as of December 15, 2005, among the Company, the subsidiary guarantors named therein and the Trustee (the “Fourth Supplemental Indenture”) to the Base Indenture (collectively, the “Indenture”).

The Second Supplement gives effect to the proposed amendments to the Indenture, which eliminate substantially all restrictive covenants, eliminate certain conditions to the ability of the Company to consolidate or merge with or into or sell or otherwise dispose of all or substantially all of its assets eliminate certain events of default and eliminate certain conditions to legal defeasance and covenant defeasance.

The foregoing description of the Second Supplement is not complete and is qualified in its entirety by reference to the Second Supplement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

4.1	Sixth Supplemental Indenture, dated as of May 18, 2010, by and among the Company, the Guarantors named therein and the Trustee (including the form of 7.75% Senior Subordinated Note due 2020).

4.2	Second Supplement to the Fourth Supplemental Indenture, dated as of May 18, 2010, by and between the Company and the Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ JOHN L. WORKMAN
John L. Workman
Executive Vice President and Chief Financial Officer

Date: May 21, 2010

EXHIBIT INDEX

Exhibit Number

4.1	Sixth Supplemental Indenture, dated as of May 18, 2010, by and among the Company, the Guarantors named therein and the Trustee (including the form of 7.75% Senior Subordinated Note due 2020).

4.2	Second Supplement to the Fourth Supplemental Indenture, dated as of May 18, 2010, by and between the Company and the Trustee.